UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AOXIN TIANLI GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AOXIN TIANLI GROUP, INC.

October 6, 2014

Dear Shareholder:

The directors and officers of Aoxin Tianli Group, Inc. join me in inviting you to attend the annual meeting of our shareholders on Friday, October 31, 2014, at 11:00 a.m. local time, at our headquarters, Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiang’an District, Wuhan City, Hubei Province, China 430010. The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended. After reading the proxy statement and other materials, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by marking, signing and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.

We hope that you will attend this meeting. Whether or not you attend, we urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.

 We look forward to seeing you on Friday, October 31, 2014.

Sincerely,

/s/Ping Wang
Chief Executive Officer and Chairman of the Board

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AOXIN TIANLI GROUP, INC.
 Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of Aoxin Tianli Group, Inc. will be held on Friday, October 31, 2014, at 11:00 a.m., local time, at our headquarters, Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiangan District, Wuhan City, Hubei Province, China 430010.

Holders of common shares will be asked to consider and vote on the following matters:

(1)   the election to our board of directors of one (1) Class I director for a three-year term expiring at the 2017 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

(2)     the approval of the Aoxin Tianli Group, Inc. 2014 Share Incentive Plan; and

(3)   the transaction of any other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting

We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only shareholders of record at the close of business on September 19, 2014 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

By order of the Board of Directors, /s/Ping Wang Chief Executive Officer and Chairman of the Board

   Wuhan City, Hubei Province, China 430010
   October 6, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on October 31, 2014:

The proxy statement and annual report are available at www.proxyvote.com.

Also available on the website is the Tianli proxy card, as well as additional voting information.

 AOXIN TIANLI GROUP, INC.
 Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010

PROXY STATEMENT

In this proxy statement, Aoxin Tianli Group, Inc. is referred to as “we,” “us,” “our,” “our company,” “the company” or “Aoxin Tianli.”

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Q:	Why did I receive this proxy statement?

As an Aoxin Tianli shareholder, you received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on Friday, October 31, 2014, at 11:00 a.m., local time, at our headquarters, Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiangan District, Wuhan City, Hubei Province, China 430010.

This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?”  We expect to begin sending this proxy statement, the attached notice of annual meeting and the proxy card(s) on October 6, 2014, to all shareholders entitled to vote.

Q:	What am I voting on?

If you hold common shares, you are being asked to consider and vote on the following:

•	The election to our board of directors of one (1) Class I director for a three-year term expiring at the 2017 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

•	The approval of the Aoxin Tianli Group, Inc. 2014 Share Incentive Plan.

Q:	Who is entitled to vote?

Holders of our outstanding common shares as of the close of business on September 19, 2014, the record date, are entitled to vote at the Annual Meeting. As of September 19, 2014, 27,763,000 common shares were outstanding.

Q:	What does it mean if I get more than one proxy card?

If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q:	What are the voting rights of the common shares?

At the Annual Meeting, each common share is entitled to one vote for each director to be elected and any other matter submitted to our shareholders for their approval.

Q:	How do I vote my shares before the Annual Meeting?

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

•
Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 12:00 a.m. Eastern Time on October 29, 2014 by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

•
Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 12:00 a.m. Eastern Time on October 29, 2014 by accessing the website listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

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Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Q:	If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker does not have discretionary authority to vote on the election of directors, unless you provide voting instructions to your broker. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees for whom you are entitled to vote.

Q:	What is an “abstention” or a broker “non-vote” and how do they affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. An abstention with respect to any other matter shall be deemed to be votes not cast.

A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.

Q:	How can I change my vote?

You may revoke your proxy at any time before it is exercised by:

•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting in the manner set forth below;
•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;
•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 12:00 a.m. Eastern Time on October 29, 2014; or
•	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

   Any written notice of revocation, or later dated proxy, should be delivered to:

Aoxin Tianli Group, Inc.
Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
Attention: Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Q:	Who will count the votes?

Representatives of Computershare will count the votes.

Q:	What constitutes a quorum?

A majority of the outstanding common shares entitled to vote at the meeting constitutes a quorum for the items to be voted on by the common shares at the Annual Meeting.
Q:	How many votes are needed for approval of each proposal?

The election to our board of directors of one (1) Class I director for a three-year term.

Directors to be elected by the holders of common shares will be elected by a plurality of the votes cast by the holders of outstanding common shares entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominee receiving the highest number of votes cast by the holders of common shares will be elected to fill one (1) Class I director position.

Q:	Does Tianli offer an opportunity to receive future proxy materials electronically?

Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@aoxintianli-china.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

Electronic delivery saves Aoxin Tianli money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Tianli charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.

You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@aoxintianli-china.com or toll-free by phone at (866) 366-4703.

Q:	Who can attend the Annual Meeting?

All shareholders of record as of September 19, 2014 may attend.

PROPOSAL 1: ELECTION OF DIRECTORS

One (1) Class I director is to be elected by the holders of common shares. Anthony S. Chan has been nominated as a Class I director for a term of three years and until his successor has been elected and qualified. Mr. Chan has been a member of the present board of directors since September 19, 2014. If, at the time of the annual meeting Mr. Chan is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute nominee. The board of directors has no reason to believe that any substitute nominee will be required.

Name, Age, Principal Occupation(s) and Business Experience

Nominated for a term expiring in 2017:

Anthony S. Chan, Age 50

Anthony S. Chan has served as a director since September 19, 2014. He is Executive Vice President, Director and Acting Chief Financial Officer of Sino-Global Shipping America, Limited (Nasdaq: SINO). He is a CPA licensed in New York with over 25 years of professional experience in auditing and SEC reporting, mergers and acquisitions, compliance with the Sarbanes-Oxley Act (“SOX”), internal controls and risk management. Mr. Chan has advised and audited public companies and privately-held organization across various industries including manufacturing, shipping, media and publishing, entertainment, communications, insurance, and real estate. Prior to joining Sino-Global in September 2013, Mr. Chan was an audit partner specializing in the delivery of assurance and advisory services to public companies with operations in China. From 2012 until 2013, he was an audit partner with UHY LLP. From 2011 until 2012, he was an audit partner at Friedman LLP. From 2007 through 2011, he was a partner in the New York City office of Berdon LLP, an accounting firm, where he was a partner in-charge of its Internal Control and SOX Compliance Practice. In addition, Mr. Chan was a former divisional CFO of About.com and Media Central, both division of Primedia (a NYSE listed public company) in 2001 and 2003, respectively. He worked for PwC from 1989 to 1998 and Arthur Andersen in 1999.

His international experience also includes providing financial due diligence for strategic and financial buyers on various cross-border opportunities in mainland China, Taiwan, Finland, Mexico, and Puerto Rico. Mr. Chan  is a member of the Board of Directors of the New York State Society of Certified Public Accountants and a member of the editorial board for The CPA Journal. Mr. Chan received a BA from Queens College (dual major in accounting and economics), City University of New York in 1987 and an MBA from Baruch College, City University of New York in 1989.
Directors whose terms expire in 2015:

Ping Wang, Age 50

Mr. Wang has served as CEO and Chairman of the Company since March 28, 2014. He is Chairman of Aoxin Holdings Co., Ltd., a leading industrial park developer and operator headquartered in Beijing, since July 2012. From January 2009 to June, 2012, Mr. Wang was the chairman of Hubei Aoxin Sci-Tech Group; From January 2002 to December, 2008, Mr. Wang was the chairman of Wuhan Aoxin Investment Guarantee Co., Ltd. Mr. Wang holds a Master’s degree in Finance from Wuhan University of China.

Zihui Mo, Age 55

Mr. Mo has been a director of the Company since October 2012. Since January 1, 2009, Mr. Mo has been CFO and COO of Watches of Switzerland, a private manufacturer of watches in Hong Kong and the United States owned by members of his family. He held the same positions from February 2004 through 2006. From January 1, 2007 through 2009, he was a marketing manager with A Field Consulting Ltd., a company that provides consulting services for small and middle sized companies seeking to go public. From November 1994 through January 2004, he was Vice General Manager of China Shipping and Vice General Manager of Rich Shipping Co., Ltd. From September 1993 through November 1994, he was Marketing Manager of Barako Shipping Co., Ltd. From February 1991 through August 1993, he was Marketing Supervisor of UDS Distribution Services Co., Ltd., Jardine Group. From October 1989 through February 1991, he was Marketing Manager of Toyota of Durata, California. Mr. Mo received a Degree in Education from Ricks College (Idaho) in 1985 and a Degree in Market Management and Academician in Accounting from Brigham Young University in 1988. Mr. Mo was nominated as a director for his experience in marketing and accounting.

Directors whose terms expire in 2016:

 Hanying Li, Age 63

Ms. Li has been a director of the Company since January 2010 and served as our Chair from that date until March 27, 2014. Ms. Li founded Wuhan Fengze Agricultural Science and Technology Development Co., Ltd., our variable interest entity and operating company in China (“Fengze”), in 2005. From 1979 through 2004, Ms. Li was deputy director of the Wuhan City Prosecutor’s Office. Ms. Li received her Bachelor’s Degree in Law from Hubei Finance & Economic University. Ms. Li was nominated as a director for her experience operating hog farms and leadership of our company.

Peter E. Gadkowski, Age 63

Mr. Gadkowski has been a director of the Company since December 2010. He has been an attorney in private practice in Colorado Springs, Colorado since February 2000 and from September 1992 to December 1994. He also has experience in the pork industry. He founded, managed and served as CEO and a director of WPP Holding Corp., a hog farm in Yuma, Colorado, from March 1995 through August 1999, which was sold to Smithfield Foods, Inc. He also served as General Counsel and CFO of Premium Standards Farms, Inc., Kansas City, Missouri, from July 1990 to August 1992, which was sold to Continental Grain and then subsequently to Smithfield Foods, Inc. Mr. Gadkowski graduated magna cum laude from the California Western School of Law, and received an MBA in Finance and a BS in Business and Economics from Lehigh University. Mr. Gadkowski was nominated as a director for his experience operating hog farms.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ANTHONY S. CHAN AS A CLASS I DIRECTOR

Board of Directors

Our Board of Directors consists of five directors. There are no family relationships between any of our executive officers and directors. There are no arrangements or understandings pursuant to which our directors are selected or nominated.

          The directors are divided into three classes, as nearly equal in number as the then total number of directors permits. Class I directors shall face election at our annual general meeting of shareholders in 2014 and every three years thereafter. Class II directors shall face re-election at our annual general meeting of shareholders in 2015 and every three years thereafter. Class III directors face re-election at our annual general meeting of shareholders in 2016 and every three years thereafter.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director. These board provisions could make it more difficult for third parties to gain control of our company by making it difficult to replace members of the Board of Directors.

Each of our non-employee directors receives a cash retainer of $3,000 per month.

A director may vote in respect of any contract or transaction in which he is interested; provided, however that the nature of the interest of any director in any contract or transaction is disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested, and may vote on such motion.

Mr. Ping Wang currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Wang simply holds both positions at this time. We do not have a lead independent director because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company and deem it appropriate to be able to benefit from the guidance of Mr. Wang as both our principal executive officer and Chairman of the Board.

Our Board of Directors plays a key role in our risk oversight. Our Board of Directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the Board as she plays a key role in the risk oversight or the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Director Independence

The Board of Directors maintains a majority of directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(15).   Peter E. Gadkowski, Zihui Mo, and Anthony S. Chan are our independent directors.

Board Committees

The Board has established three committees: the audit committee, the compensation committee and the nominating committee.

Audit Committee

The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The members of the audit committee are Zihui Mo (Chairman), Peter E. Gadkowski and Anthony S. Chan. Mr. Mo is the Audit Committee Financial Expert. All of the members of the audit committee are financially literate. The audit committee held five meetings during the year ended December 31, 2013.

Compensation Committee

The compensation committee of the Board of Directors reviews and makes recommendations to the Board regarding our compensation policies for our officers, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). The members of the compensation committee are Anthony S. Chan (Chairman), Zihui Mo and Peter E. Gadkowski. The compensation committee did not hold any meetings during the year ended December 31, 2013.

Nominating Committee

The nominating committee of the Board of Directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations for election of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

The nominating committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate. The nominating committee is responsible for making recommendations to the Board of Directors of nominees to stand for election as directors.  The members of the nominating committee are Peter E. Gadkowski (Chairman), Zihui Mo and Anthony S. Chan.  The nominating committee held one meeting during the year ended December 31, 2013.

The Board of Directors periodically reviews the diversity of specific skills and characteristics necessary as a member of our Board. The nominating committee will assess the skill areas currently represented on the Board against the target skill areas, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function.

The nominating committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted and delivered in writing in a timely manner.   The criteria that the committee and the full board will use to assess the qualifications of candidates for election to the board will include matters such as experience in the hog or agricultural industry, financial or technical expertise, strength of character, quality of judgment, concern for the interests of the Company’s shareholders, and how these skills might be best utilized by the Company. The committee will also consider the extent to which the nominee would fill a present need on our Board of Directors.

Code of Business Conduct and Ethics

Our code of business conduct and ethics provides that our directors and officers are expected to avoid any action, position or interest that conflicts with the interests of our company or gives the appearance of a conflict. Directors and officers have an obligation under our code of business conduct and ethics to advance our company’s interests when the opportunity to do so arises. A copy of our Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our website (www.aoxintianli-china.com ).

Meeting Attendance

During our last fiscal year, our board of directors held six meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

Based on a review of the copies of such forms furnished to us and representations from our executive officers and directors, although all our officers, directors and greater than 10% stockholders filed all reports required to be filed during 2013 in accordance with the filing requirements of Section 16(a) of the Exchange Act, except that the Form 3 of Mr. Wei Gong was filed 19 days late.

Compensation of Directors

The directors may receive such remuneration as our Board of Directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for our directors.

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services as directors. Non-employee directors are entitled to receive compensation per year for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to be reimbursed for their actual travel expenses for each Board of Directors meeting attended.

The following table sets forth certain information regarding the compensation paid to our directors during the fiscal year ended December 31, 2013.

DIRECTOR COMPENSATION
Name (a)	Annual Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Zihui Mo	12,923	-	-	-	-	-	12,923
Wei Gong(1)(2)	-	-	-	-	-	-	-
Benyan Li(2)	-	-	-	-	-	-	-
Peter E. Gadkowski	36,000	-	-	-	-	-	36,000
Dr. Huanchun Chen (2)	-	-	-	-	-	-	-
Jianguo Hu (2)	-	-	-	-	-	-	-
Yang Chen (3)	-	-	-	-	-	-	-
_____
(1)	Wei Gong was elected a director on October 17, 2013
(2)	Wei Gong, Benyan Li, Dr. Huanchun Chen and Jianguo Hu resigned as directors on September 19, 2014.
(3)	Yang Chen resigned as a director on November 6, 2013.

Executive Compensation

The following table sets forth information with respect to the amounts awarded to, earned by, or paid to, Hanying Li, our principal executive officer, during the years ended December 31, 2013 and 2012 for services provided in all capacities to us and our subsidiaries. No other executive officer (or former executive officer) received more than $100,000 in compensation for the fiscal years ended December 31, 2013 and 2012.

Summary Compensation Table

Name & Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total

Hanying Li	2013	$50,000	-	-	-	-	-	-	$50,000
CEO and Chairwoman*	2012	$50,000	-	-	-	-	-	-	$50,000
___
* Ms. Li resigned as Chairwoman and CEO effective March 27, 2014.

Employment Agreements

Hanying Li

We entered into an employment agreement with our then president and chief executive officer, Ms. Hanying Li effective December 1, 2009, initially scheduled to expire on November 30, 2013, subject to automatic renewal through November 30, 2014, unless terminated prior to renewal. Ms. Li resigned on March 27, 2014. Under the terms of her employment agreement, Ms. Li was entitled to:

•	Base compensation of $50,000, payable in 12 equal monthly installments of $4,167.
•	Year-end bonus of $96,000, payable in the event our annual audited profits increase by at least 150% of the previous year’s audited profits.
•	Reimbursement of reasonable expenses incurred by Ms. Li.

Ms. Li had agreed during that the term of her employment agreement and for 36 months afterwards to:

•	keep confidential and not disclose the our confidential information;
•	take and implement all appropriate measures to protect the confidentiality of our confidential information;
•	not disclose, transmit, exploit or otherwise use for her or his own account or for others, elements of our confidential information;

Ms. Li has agreed not to compete with our company directly or indirectly while employed by us and for a period of 24 months afterwards.

The employment agreement of Ms. Li may be terminated at any time by either party upon presentation of 60 days’ prior notice.

Certain Relationships and Related Transactions

Payables to Related Party

At December 31, 2013 and 2012, Fengze had aggregate payables to Ms. Li of approximately $139,430 and $125,842. Such amount was due to Ms. Li for advances to Fengze for its business expenses related to the operations of our hog farms. These amounts were due upon demand and without interest.

Bank Loan Collateral Provided by Related Party

Wuhan Eastlake Hi-Tech Innovation Center whose actual controller is Mr. Wei Gong, a shareholder of the Company, provided its owned real assets as collateral for the Company’s short-term bank loan of $1,472,899 with Industrial and Commercial Bank of China.

Transactions Involving  Ping Wang, Our CEO and Chairman

On April 10, 2014, we sold to Mr. Ping Wang, our Chairman and CEO, 2,600,000 common shares (the “Shares”), representing approximately 15.33% of our then outstanding common shares, for a total purchase price of $5,720,000, or $2.20 per share. After giving effect to the sale, Mr. Wang owned 5,600,000 common shares, representing approximately 28.6% of our outstanding common shares.  As a condition of the sale, Mr. Wang agreed not to sell the Shares for 18 months and thereafter at not less than $2.20 per share.

On August 18, 2014, we sold 3,000,000 common shares, representing approximately 13.51% of our then outstanding common shares, for a total purchase price of $7,200,000, or $2.40 per share, to Hubei Aoxin Science and Technology Group Co., Ltd., a company organized under the laws of the PRC (“Hubei Aoxin”), an approximately 24% premium over the closing price of $1.93 on August 15, 2014. Hubei Aoxin is a wholly owned subsidiary of Aoxin Holdings Co. Ltd. (“Aoxin”), a diversified holding company whose main business is in industrial park development and operations.  Mr. Ping Wang, our Chairman and Chief Executive Officer, is a principal shareholder and Chairman of Aoxin and Hubei Aoxin. As a condition of the sale, Hubei Aoxin agreed not to sell the Shares for 12 months and thereafter at not less than $2.40 per share.  For additional information concerning this transaction, see our Current Report on Form 8-K filed with the SEC on August 21, 2014, which is incorporated by reference herein.

On August 26, 2014, we issued a total of 2,552,000 common shares to the former shareholders of  Wuhan Optical Valley Orange Technology Co., Ltd., a corporation organized under the laws of the People’s Republic of China focused on delivering next-generation optical fiber hardware and software solutions for the security and protection industry (“OV Orange”), in exchange for 95% of the outstanding shares of OV Orange, pursuant to a Stock Purchase Agreement, of which 1,075,000 common shares were issued to Hubei Aoxin the owner of 40% of the outstanding shares of OV Orange. The acquisition of OV Orange is part of our strategic development plan to transform Aoxin Tianli into a higher growth, more profitable business through targeted investments and acquisitions.   As a condition of the transaction, Hubei Aoxin agreed not to sell its shares prior to September 1, 2015. For additional information concerning this transaction, see our Current Report on Form 8-K filed with the SEC on August 28, 2014, which is incorporated by reference herein.

All of the foregoing transactions were reviewed and approved by the Audit Committee of the Board of Directors. We believe that the terms of each transaction were not less favorable to us than those terms that could be obtained from an unaffiliated third party.

Contractual Arrangements with Domestic Companies and their Shareholders

Until June 20, 2014, we operated our business in China through a series of contractual arrangements between Wuhan Aoxin Tianli Enterprise Investment Co., Ltd. (previously known as Wuhan Fengxin Agricultural Science and Technology Development Co., Ltd.), a Chinese limited liability company, a wholly foreign owned entity (“WFOE”) and Wuhan Fengze Agricultural Science and Technology Development Co., Ltd., a Chinese limited liability company (“Fengze”) and its shareholders, who are related parties. WFOE is an indirect wholly-owned subsidiary of Aoxin Tianli.

Although Chinese laws and regulations prevent direct foreign investment in certain industries, they currently do not prohibit or restrict foreign ownership in hog breeding businesses. To protect our shareholders from adverse consequences resulting from possible future ownership restrictions, rather than acquire an equity interest in Fengze, we caused WFOE to enter into certain control agreements with Fengze and its shareholders, pursuant to which we controlled Fengze and were entitled to the benefit of the results of its operations. The control agreements included an Entrusted Management Agreement, an Exclusive Option Agreement, a Shareholders’ Voting Proxy Agreement and a Pledge of Equity Agreement, each of which has been terminated.  As a result of these agreements, WFOE was entitled to receive 100% of the profits of Fengze and was obligated for 100% of the losses of Fengze. Thus, although WFOE and Fengze were independent legal entities and neither was liable for the obligations of the other, as a consequence of the control agreements, though not responsible for Fengze’s obligations, WFOE was obligated for its losses.

Fengze is now a wholly-owned subsidiary of WFOE. For information concerning the contractual arrangements, see our Annual Report on Form 10-K for the year ended December 31, 2013 which accompanies this proxy statement.

Policy Concerning Related Party Transactions

We recognize that transactions between us and any of our directors or executives with a related party can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and shareholders. Therefore in accordance with our Code of Ethics, it is our preference to avoid such transactions. All potential related party transactions involving the Company and/or its employees are to be presented in advance to the Company's Audit Committee to be reviewed for a potential conflict of interest.  Such transactions must be approved by the Audit Committee before they can commence.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of four directors whom the board of directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found on our website (www.aoxintianli-china. com) under the caption “Corporate Governance.” As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee also has determined that its members meet the financial literacy requirements of Nasdaq listing standards.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes. For the fiscal year ended December 31, 2013, the Audit Committee engaged HHC to serve as the Company’s independent auditor.

The Audit Committee has met and held discussions with management and HHC. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2013 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 114, as amended (“Communication with Audit Committees”), and Public Company Accounting Oversight Board AU section 380 (“Communication with Audit Committees”).

The Board of Directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the company’s independent auditor from performing certain non-audit services for the Company, requires prior approval of the Audit Committee for any services provided by the Company’s independent auditor, limits the hiring by the Company of former employees of the Company’s independent auditor who have worked on the Tianli account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.

The Audit Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding HHC's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee approves in advance all engagements of the Company’s independent auditor. The Audit Committee determined that HHC’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.

Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and made a formal recommendation to the Board of Directors to that effect.

Zihui Mo (Chairman)
Peter E. Gadkowski
Benyan Li
Dr. Huanchun Chen

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 17, 2013, the Company was informed by its then independent registered public accounting firm, Sherb & Co., LLP (“Sherb”), that it had combined its practice with RBSM LLP (the “Merger”) effective January 1, 2013. As a result, the Company determined to enter into an engagement letter with RBSM LLP which became the Company's independent registered public accounting firm. The engagement of RBSM LLP as the Company's independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company on January 25, 2013.

Sherb & Co., LLP issued an audit report on the consolidated financial statements of the Company as at and for the years ended December 31, 2011 and 2010, which did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the consolidated financial statements of the Company as at and for the years ended December 31, 2011 and 2010 and through date of Form 8-K reporting the change, (i) there were no disagreements between the Company and Sherb & Co., LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused Sherb & Co., LLP to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such year or during the interim period through the date of the filing of the Form 8-K reporting the change, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two years ended December 31, 2011, the Company did not consult with RBSM LLP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Prior to filing a Form 8-K reporting such change, the Company provided Sherb with a copy of the foregoing disclosures in the Form 8-K and Sherb furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the Company's statements in the Form 8-K. A copy of the letter furnished by Sherb was filed as an exhibit to that Form 8-K.

By letter dated October 23, 2013, the Company dismissed RBSM LLP as independent registered public accounting firm for the Company. The dismissal of RBSM LLP was approved by the Audit Committee of the Board of Directors of the Company.

RBSM LLP issued an audit report on the consolidated financial statements of the Company as at and for the year ended December 31, 2012, which did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audit of the consolidated financial statements of the Company as at and for the year ended December 31, 2012 and through date of dismissal, (i) there were no disagreements between the Company and RBSM LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RBSM LLP, would have caused RBSM LLP to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such year or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to filing a Form 8-K reporting such dismissal, the Company provided RBSM LLP with a copy of the disclosures in the Form 8-K and RBSM LLP furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the Company's statements in the Form 8-K. A copy of the letter furnished by RBSM LLP was filed as an exhibit to that Form 8-K.

On October 25, 2013, the Company signed a letter to engage HHC as its registered independent public accountants for the fiscal year ending December 31, 2013. The decision to engage HHC was approved by the Board of Directors of the Company.

During the Company's two most recent fiscal years ended December 31, 2013 and 2012 and through the date of engagement, the Company did not consult with HHC on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and HHC did not provide either a written report or oral advice to the Company that HHC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

The following is a summary of the fees billed to us by HHC and RBSM LLP for professional services rendered for the fiscal years ended December 31, 2013 and 2012:

	Fiscal Year Ended December 31,
	2013	2012
Audit Fees	$100,000	$132,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$100,000	$132,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees".

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees. Consists of fees for product and services other than the services reported above.

Board of Directors' Pre-Approval Policies

Our Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

Our Board of Directors has reviewed and discussed with HHC, our audited financial statements contained in this Annual Report on Form 10-K for the 2013 fiscal year. The Board of Directors also has discussed with HHC, the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of our financial statements.

Our Board of Directors has received and reviewed the written disclosures and the letter from HHC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with HHC its independence from our company.

Our Board of Directors has considered whether the provision of services other than audit services is compatible with maintaining auditor independence. Based on the review and discussions referred to above, the Board of Directors determined that the audited financial statements be included in our Annual Report on Form 10-K for our 2013 fiscal year for filing with the SEC.

PROPOSAL TWO:

Aoxin Tianli Group, Inc. 2014 Share Incentive Plan

                 On October 1, 2014 our Board of Directors adopted our 2014 Share Incentive Plan (the "2014 Plan"). The 2014 Plan is virtually identical to the 2012 Share Incentive Plan (the “2012Plan”).  The Board is submitting the 2014 Plan to stockholders for their approval at the Annual Meeting. The proposal to approve the 2014 Plan will require the affirmative vote of the holders of a majority of the common shares cast in person or by proxy. The Company intends to use the 2014 Plan even if it is not approved by stockholders.

The material features of the 2014 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2014 Plan. Shareholders are urged to read the actual text of the 2014 Plan in its entirety, which is set forth as Appendix A to this Proxy Statement.

 Background and Purpose

The terms of the 2014 Plan provide for grants of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.

We adopted the 2014 Plan to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common shares, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Option Grants to Non-Employee Directors

The Board has granted our non-employee directors options to purchase the number of common shares set forth below. All of these options have an initial exercise price of $2.50 per share and expire on October 1, 2021.

     Peter E. Gadkowski: 40,000, of which options to purchase 13,000 are immediately exercisable, options to purchase an additional 14,000 common shares vest on October 1, 2015 and options to purchase the remaining 13,000 common shares vest on October 1, 2016. As a condition to this grant, Mr. Gadkowski agreed to the cancellation of options to purchase 26,000 common shares granted to him in December 2010, which options had an exercise price of $6.00 per share and were to expire on January 31, 2017.

    Zihui Mo: 20,000, of which options to purchase 7,000 common shares are immediately exercisable, options to purchase an additional 6,000 common shares vest on October 1, 2015 and options to purchase the remaining 7,000 common shares vest on October 1, 2016.

   Anthony S. Chan: 10,000, of which options to purchase 3,000 common shares are immediately exercisable, options to purchase an additional 4,000 common shares vest on October 1, 2015 and options to purchase the remaining 3,000 common shares vest on October 1, 2016.

Summary of the 2014 Plan

    Shares Available for Awards

The total number of our common shares that may be subject to awards under the 2014 Plan is 2,000,000 shares. Under the 2014 Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the plan administrator. Except for the options granted to our non-employee directors described above, no such determination regarding awards or grants has yet been made, the benefits or amounts that will be received by or allocated to our executive officers and other eligible employees cannot be determined at this time. The Company did not make any stock awards or grant any stock options during the year ended December 31, 2013, and except for the options granted to our non-employee directors described above, has not made any stock awards or granted any stock options subsequent thereto.

       Limitations on Awards

       The plan administrator may, in its discretion, proportionately adjust the number of shares covered by each outstanding Award, and the number of shares which have been authorized for issuance under the 2014 Plan but as to which no Awards have yet been granted or which have been returned to the 2014 Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the plan administrator determines require adjustment for (1) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, (2) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, or (3) as the plan administrator may determine in its discretion, any other transaction with respect to common shares to which Section 424(a) of the Internal revenue Code of 1986, as amended (the “Code”), applies. Such adjustment shall be made by the plan administrator and its determination shall be final, binding and conclusive.

      Eligibility

       The persons eligible to receive awards under the 2014 Plan consist of officers, directors, employees, and consultants of our company and those of our affiliates. However, incentive stock options may be granted under the 2014 Plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the 2014 Plan. Approximately 425 of our employees are eligible to participate in the 2014 Plan.

  Administration

       The 2014 Plan is administered by our Compensation Committee or other committee appointed by our Board of Directors, or in the absence of any such committee, the Board of Directors (together, our Board of Directors and any committee(s) delegated to administer the Plan, including the Compensation Committee, are referred to as the “plan administrator”).  The Compensation Committee, or such other committee appointed from time to time by the Board of Directors to administer the 2014 Plan, is intended to consist of three or more Non-Employee Directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act and the rules of the Financial Industry Regulatory Authority, a non-employee director as defined in Rule 16b-3, an “outside director” as defined under Section 162(m) of the Code and an “independent” director within the meaning of Nasdaq Listing Rule 5605(a)(15). If for any reason the plan administrator does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the validity of the awards, grants, interpretation or other actions of the plan administrator will not be affected. The plan administrator has the full authority to select those individuals eligible to receive awards and the amount and type of awards. Subject to the terms of the 2013 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of our common shares to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2014 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2014 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

 Stock Options and Stock Appreciation Rights

       The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common shares between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise or purchase price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and a non-qualified stock option must not be less than 100% of the fair market value of a share of our common shares on the grant date; provided, however, that in the case of an ISO granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or affiliates, the exercise or purchase price must not be less than 110% of the fair market value of a share of our common shares on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

 Restricted Stock

       The plan administrator is authorized to grant restricted stock. Restricted stock is a grant of shares of our common shares, subject to restrictions on transfers, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as may be established by the plan administrator. A grantee granted restricted stock generally has all of the rights of one of our shareholders, unless otherwise determined by the plan administrator.

 Stock Based Awards

       The plan administrator is authorized to grant awards under the 2014 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to our common shares. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into our common shares, purchase rights for our common shares, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of our common shares or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

Performance Awards

       The plan administrator is authorized to grant awards which may be earned in whole or in part upon attainment or performance criteria and which may be settled for cash, our common shares, other securities or a combination of cash, our common shares or other securities. The right of a grantee to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to satisfaction of performance criteria, which may be based on any one, or combination of, the following factors: increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, or personal management objectives. Partial achievement of the specified criteria may result in a partial payment or vesting as specified in the award agreement.

 Other Terms of Awards

      The plan administrator shall have the authority to determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, our common shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The plan administrator may establish one or more programs under the 2014 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of our common shares or other consideration under an award. The plan administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, our common shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the plan administrator deems advisable for the administration of any such deferral program.

       The plan administrator may establish one or more programs under the 2014 Plan to permit selected grantees to exchange an award under the 2014 Plan for one or more other types of awards under the 2014 Plan on such terms and conditions as determined by the plan administrator from time to time. The plan administrator may establish one or more separate programs under the 2014 Plan for the purpose of issuing particular forms of awards to one or more classes of grantees on such terms and conditions as determined by the plan administrator from time to time.

       Awards granted under the 2014 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions. The plan administrator may also provide that, in the event that a grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a "blind" trust, may be authorized by the plan administrator to act on behalf of and for the benefit of the respective grantee with respect to any outstanding awards.

Acceleration of Vesting; Change in Control

       The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction (as defined in the 2014 Plan) or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2014 Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested awards under the 2014 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the grantee within a specified period following the effective date of the corporate transaction. Effective upon the consummation of a corporate transaction, all outstanding awards under the 2014 Plan shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

       Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2014 Plan, except shareholder approval shall be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which our common shares are then listed or quoted. No award may be granted during any suspension of the 2014 Plan or after termination of the 2014 Plan. Any amendment, suspension or termination of the 2014 Plan shall not affect Awards already granted, and such awards shall remain in full force and effect as if the 2014 Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the grantee and the plan administrator, which agreement must be in writing and signed by the grantee and the Company.

       Unless earlier terminated by our board of directors, the 2014 Plan will terminate ten years after the earlier of (i) its adoption by our Board of Directors or (ii) the approval by the stockholders of the Company.

 Federal Income Tax Consequences of Awards

      The information set forth herein is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2014 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

 Nonqualified Stock Options

       Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

Incentive Stock Options

      The 2014 Plan provides for the grant of stock options that qualify as "incentive stock options," which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

       If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

       We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

       Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the  fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

       The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

 Stock Appreciation Rights

       We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options.

       With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

      With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash or the strike price of the rights is less than the fair market value of the underlying stock on the grant date (whether the appreciation is paid in cash or stock), the cash or stock will be taxable as ordinary compensation income to the recipient at the time that the payment is received, so long as the payment may only be received upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, the taxable event will be on the date the stock appreciation right is vested and there will be an additional twenty percent excise tax and interest on any taxes owed.

           At this time, due to the complex and unfavorable tax consequences, we do not plan on granting any tandem stock appreciation rights.

  Dividend Equivalent Rights

            Generally, the recipient of an award consisting of dividend equivalent rights will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the 2,000,000 common shares issuable pursuant to the 2014 Plan, effective upon and subject to stockholder approval of the 2014 Plan, as soon as practicable upon such stockholders’ approval of the 2014 Plan.

The following table summarizes shares of our common shares to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	0	$--	0
Equity compensation plans not approved by security holders	236,000	$7.09	0

Tot Total	236,000	$7.09	0

The proposal to approve the 2014 Plan will require the affirmative vote of the holders of a majority of our common shares cast in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL TWO

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Change In Control

On March 26, 2014, we sold to Mr. Ping Wang 3,000,000 common shares (the “Initial Shares”), representing approximately 21.48% of our outstanding common shares immediately prior to the sale, for a total purchase price of $6,000,000, or $2.00 per share. As a condition of the sale, Mr. Wang agreed not to sell the Initial Shares for 18 months and thereafter at not less than $2.00 per share. On March 28, 2014, Mr. Wang was elected CEO and Chairman following the resignation of Hanging Li. On April 10, 2014, we sold to Mr. Wang an additional, 2,600,000 common shares (the “Additional Shares”), representing approximately 15.33% of our then outstanding common shares, for a total purchase price of $5,720,000, or $2.20 per share. After giving effect to the sale, Mr. Wang owned 5,600,000 common shares, representing approximately 28.6% of our outstanding common shares.  As a condition of the sale, Mr. Wang agreed not to sell the Additional Shares for 18 months and thereafter at not less than $2.20 per share.  The sale of the Initial Shares and the Additional Shares to Mr. Wang resulted in a change in control of the Company.

Security Ownership

The following table sets forth, as of September 19, 2014, the number of our common shares beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common shares, (ii) each of our directors and each of our executive officers named in the Summary Compensation Table above (the “Named Executive Officers”), and (iii) all of our officers and directors as a group. Information relating to the beneficial ownership of our common shares by principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to sell or direct the sale of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission’s rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days after September 19, 2014 have been exercised. Except as noted below, or as required by applicable community property laws, each person has sole voting and investment power for all common shares shown as beneficially owned by them. As of September 19, 2014, we had outstanding 27,763,000 common shares.  Unless otherwise indicated in the footnotes, the address for each officer and director listed below is in the care of Aoxin Tianli Group, Inc., Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiangan District, Wuhan City, Hubei Province, China 430010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Shares
Directors and Named Executive Officers: Ping Wang, CEO and Chairman	9,675,000(1)	34.84%
Hanying Li, Director	3,050,000 (2)	10.99%
Peter E. Gadkowski , Director	13,000 (3)	*
Zihui Mo , Director	7,000(3)	*
Anthony S. Chan, Director	3,000(3)	*

All directors and officers as a group	12,748,000 (1)(2)(4)	45.88%

Holders of More than 5% of Outstanding Common Shares Not Named Above:
Hua Zhang	3,050,000 (5)	10.99%
Wei Gong	2,760,000	9.94%

______
*Less than 1%

(1)	Includes 4,075,000 shares owned by Hubei Aoxin, of which Mr. Wang is Chairman and a principal shareholder.
(2)	Includes 450,000 shares owned by Ms. Li’s spouse, Hua Zhang.
(3) (4)
Represents shares which he may acquire within sixty days upon exercise of stock options.
Includes 23,000 shares which may be acquired by Messrs. Gadkowski, Mo and Chan within 60 days upon exercise of stock options.

(5)	Includes 2,600,000 shares owned by Mr. Zhang’s spouse, Hanying Li.

SHAREHOLDER PROPOSALS

In accordance with the rules promulgated by the SEC, any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with our 2015 Annual Meeting of Stockholders must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on July 8, 2015 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be 10 days after our first public announcement of the annual meeting date).  In addition, our Amended and Restated Articles of Association has an advance notice procedure for shareholders to bring business before an Annual Meeting of Shareholders. The advance notice procedure requires that a shareholder interested in presenting a proposal for action at the 2015 Annual Meeting of Shareholders must deliver a written notice of the proposal, together with certain specified information relating to such shareholder's stock ownership and identity, to our Secretary not earlier than August 12, 2015, nor later than September 11, 2015. However, in the event that the 2015 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2014 Annual Meeting of Shareholders, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2015 Annual Meeting of Shareholders was mailed or public disclosure of the date of the Annual Meeting of Shareholders was made, whichever first occurs. If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion. Our board of directors will review any shareholder proposals that are filed as required and, with the assistance of the company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2015 proxy solicitation materials or consideration at the 2015 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2015 shareholder proposal filing deadline, and also retain that authority under certain other circumstances.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, was sent to all of our shareholders of record as of September 19, 2014, and is available on our website (www.aoxintianli-china.com ) under the caption “SEC Filings.” The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

NON-INCORPORATION OF CERTAIN MATTERS

The Report of the Audit Committee and the information on the Aoxin Tianli website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Aoxin Tianli filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Tianli specifically incorporates the Report of the Audit Committee or website information therein by reference.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

To the extent we deliver a paper copy of the proxy materials to shareholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any shareholder residing at the same address as another shareholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (+86) 27 8274 0726 or by mail to Aoxin Tianli Group, Inc. Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiangan District, Wuhan City, Hubei Province, China 430010.

EXPENSES OF SOLICITATION

The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

By Order of the Board of Directors,

/s/ Ping Wang
Ping Wang
Chairman and CEO

Appendix A

AOXIN TIANLI GROUP, INC.

2014 SHARE INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the Aoxin Tianli Group, Inc. 2014 Share Incentive Plan (the “Plan”) is to further the long term stability and financial success of Aoxin Tianli Group, Inc. (the “Company”) by attracting and retaining personnel, including employees, non-employee directors, and consultants, through the use of stock incentives. It is believed that ownership of Company stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business.

(b) The Plan was adopted by the Board of Directors of the Company on October 1, 2014 (the “Effective Date”).

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(d) Award. The award of an Option or Restricted Stock under the Plan.

(e) Beneficiary. The person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

(f) Board. The Board of Directors of the Company.

(g) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(h) Change of Control.

(i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding common shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or related trust sponsored by the Company or its subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition. For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act;

(ii) Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation; and

(iii) A liquidation of the Company.

(i) Code. The Internal Revenue Code of 1986, as amended.

(j) Committee. The Compensation Committee of the Board.

(k) Company. Aoxin Tianli Group, Inc.

(l) Company Stock. The common shares of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(m) Consultant. A person rendering services to the Company who is not an “employee” for purposes of employment tax withholding under the Code.

(n) Corporate Change. A consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

(o) Date of Grant. The date as of which an Award is made by the Committee.

(p) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(q) Fair Market Value.

(i) If Company Stock is traded on a national securities exchange, the average of the highest and lowest registered sales prices of Company Stock on such exchange;

(ii) If Company Stock is traded in the over-the-counter market, the average between the closing bid and asked prices as  reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If shares of Company Stock are not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which Company Stock is traded.

(r) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

(s) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(t) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(u) Participant. Any individual who receives an Award under the Plan.

(v) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 below.

(w) Rule 16b-3. Rule 16b-3 of the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(x) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options and Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan a total of 2,000,000 unissued shares of Company Stock. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5. Eligibility.

(a) Any employee of, non-employee director of, or Consultant to the Company or its affiliates, who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of a Nonstatutory Stock Option Award shall not be less than 100% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control or Corporate Change acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

8. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or (ii) exercise any applicable net exercise provision contained therein. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock (subject to such restrictions as the Committee may establish, including a requirement that any shares of Company Stock so delivered shall have been held by the Participant for not less than six months) or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and in accordance with Rule 16b-3.

10. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

12. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company, and subject to the proviso that any such adjustments or new options shall not be made or granted, respectively, that would result in subjecting the Plan to variable plan accounting treatment. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 12 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

13. Change of Control. In the event of a Change of Control or Corporate Change, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control or Corporate Change; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving legal entity in such Change of Control or Corporate Change.

14. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be “Non-Employee Directors” as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more “outside directors” as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify as an “outside director” or (to the extent required by Rule 16b-3) a “Non-Employee Director,” such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Board of Directors may from time to time may appoint members of the Committee and fill vacancies, however caused, in the Committee.

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control or Corporate Change exists, (ix) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal securities law or regulation that the Company’s counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

16. Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

17. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant’s death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant’s beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant’s surviving spouse, (b) the Participant’s surviving descendants, per stirpes, or (c) the personal representative of the Participant’s estate.

18. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

 Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be submitted by 12:00 a.m., Eastern Standard Time, on October 29, 2014.

Vote by Internet • Go to www.investorvote.com/ABAC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 A  Proposals — The Board of Directors recommends a vote FOR the nominee listed.

1.	Election of One (1) Class I Director to serve for a term of 3 years.

		For	Withhold
	01 – Anthony S. Chan	☐	☐

				For	Against	Abstain
	2. Approval of 2014 Share Incentive Plan.			☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

 B    Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.
		Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of Shareholders.
The annual meeting materials are available at:
www.edocumentview.com/ABAC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AOXIN TIANLI GROUP, INC.

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiang’an District, Wuhan City
Hubei Province, China 430010
This Proxy is Solicited on Behalf of the Board of Directors of Aoxin Tianli Group, Inc.

The undersigned hereby appoints Ping Wang and Joyce Shen, and each of them, with the power to act without the other, and with full power of substitution, as attorneys-in-fact and proxies (the "Proxy"), to vote as designated on the reverse side all common shares of Aoxin Tianli Group, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, October 31, 2014, at 11:00 a.m., local time, at Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiang’an District, Wuhan City, Hubei Province, China 430010 and at any adjournment thereof.

Continued and to be signed on reverse side